CERTIFICATE OF INCORPORATION



EXHIBIT 3.1

                                                    STATE OF FLORIDA
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS




                     ARTICLES  OF INCORPORATION
                                  OF
                          DAIR VENTURES, INC.


      ARTICLE I:  FIRST:  The name of the corporation shall be

                                         Dair Ventures, Inc.

      ARTICLE II: The principal place of business and mailing address of the corporation shall be located at

                   650 West Avenue, #1509, in the City of Miami Beach,
                                    Dade County, Florida.

      ARTICLE III: The nature of business and purpose of the organization is to engage in any lawful act or activity for which corporations may be organized under the Florida Corporation Laws.

      ARTICLE IV: The total number of shares of stock which the Corporation is authorized to issue is 120,000,000 shares, consisting of 100,000,000 shares of Common Stock having a par value of $.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $.0001 per share and to be issued in such series and to have such rights, preferences, and designation as determined by the Board of Directors of the Corporation.

      ARTICLE V:  The Sole Officer/Director of the Corporation is:
                        Adam J. Laufer
                        650 West Avenue, #1509
                        Miami Beach, FL 33139

      ARTICLE VI: The Name and address  of the registered Agent is:

                        Adam J. Laufer
                        650 West Avenue, #1509
                        Miami Beach, FL 33139

      ARTICLE VII: The name and address of the incorporator is as follows:

                        Adam J. Laufer
                        650 West Avenue, #1509
                        Miami Beach, FL 33139


      IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 14th day of May, 2001.

                                    /s/ Adam J. Laufer
                                    -------------------------
                                    Adam J. Laufer
                                    Incorporator